Exhibit 24(a)

                 Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1990 Executive Stock Purchase
Plan of Texfi Industries, Inc., of our report dated December 9, 1996, except for Note 5, as to which the date is January 30, 1997, with respect to the consolidated financial statements and schedule of Texfi Industries, Inc. included in its Annual Report (Form 10-K) for the year ended November 1, 1996, filed with the Securities and Exchange Commission.

                                              /s/   ERNST & YOUNG LLP

Raleigh, North Carolina
July 3, 1997